THIS INFORMATION IS CONFIDENTIAL UNDER THE TERMS OF OUR SELLING AGREEMENT WITH YOU AND MAY BE CONSIDERED MATERIAL, NON-PUBLIC INFORMATION. THIS MEANS THAT UNTIL THE INFORMATION IS MADE PUBLIC AND EFFECTIVE WITH THE SEC, IT MAY NOT BE SHARED WITH ANY MARKET ANALYSTS, SALES, OR MARKETING PERSONNEL OR WITH ANY AFFILIATE OF YOURS OR THE PERSONNEL OF SUCH AFFILIATE, INCLUDING WITHOUT LIMITATION, ANY INVESTMENT ANALYSTS. ADDITIONALLY, THERE SHOULD BE NO TRADING OF BRIGHTHOUSE FINANCIAL, INC. STOCK UNTIL WE NOTIFY YOU THAT THE CONFIDENTIAL INFORMATION HAS BECOME PUBLIC AND EFFECTIVE.

THE INFORMATION CONTAINED HEREIN AND IN THE PRELIMINARY PROSPECTUS IS SUBJECT TO COMPLETION OR AMENDMENT. IT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THE SECURITIES OFFERED HEREIN IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY JURISDICTION.

BRIGHTHOUSE LIFE INSURANCE COMPANY

P.O. Box 4301

Clinton, IA 52733-4301

PARTICIPATION RATE CAP RATE FEE SHIELD OPTION RIDER

Effective Date: Month Day, Year

This Rider describes the Participation Rate Cap Rate Fee Shield Option. Each Participation Rate Cap Rate Fee Shield Option has an associated Index, Term, Shield Rate, a Shield Option Fee, a Participation Rate and a Cap Rate.

This Rider forms a part of the Contract to which it is attached and is applicable to your Contract as of the Effective Date. In the case of a conflict with any provision of the Contract, the provisions of this Rider will control. This Rider amends the Contract as follows:

SHIELD OPTIONS AVAILABLE:

Term*	Shield Rate	Index		Shield Option Fee	Minimum Guaranteed Participation Rate	Minimum Guaranteed Cap Rate

6-Year	25%	S&P 500® Index	Price return, excluding dividends	X.XX%	100.00%	8.00%
		Russell 2000® Index	Price return, excluding dividends
		MSCI EAFE Index	Price return, excluding dividends
		Nasdaq-100 Index®	Price return, excluding dividends

6-Year	15%	S&P 500® Index	Price return, excluding dividends	X.XX%	100.00%	8.00%
		Russell 2000® Index	Price return, excluding dividends
		MSCI EAFE Index	Price return, excluding dividends
		Nasdaq-100 Index®	Price return, excluding dividends

6-Year	10%	S&P 500® Index	Price return, excluding dividends	X.XX%	100.00%	8.00%
		Russell 2000® Index	Price return, excluding dividends
		MSCI EAFE Index	Price return, excluding dividends
		Nasdaq-100 Index®	Price return, excluding dividends

*The total number of days in each year of a Term is 365 days.

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Participation Rate

The percentage used to determine the amount of positive Index Performance that may be credited at the Term End Date as described below. The Participation Rate is declared at the beginning of each Term and will never be less than the Minimum Guaranteed Participation Rate shown above. The Participation Rate may vary between Participation Rate Cap Rate Fee Shield Options.

Cap Rate

The maximum Performance Rate that may be credited at the Term End Date as described below. A Cap Rate is declared at the beginning of each Term and may be capped or uncapped. The Cap Rate will never be less than the Minimum Guaranteed Cap Rate shown above. If we declare that a Participation Rate Cap Rate Fee Shield Option is uncapped for the Term, there is no maximum Performance Rate that may be credited on the Term End Date. The Cap Rate may vary between Participation Rate Cap Rate Fee Shield Options.

Shield Rate

The Shield Rate is the buffer that limits the amount of any negative Index Performance on the Term End Date. Any negative Index Performance beyond the Shield Rate will reduce the Investment Amount. The Shield Rate may vary between Participation Rate Cap Rate Fee Shield Options.

Discontinuation or Substantial Change to an Index

If any Index is discontinued or we determine that our use of such Index should be discontinued, or if the calculation of an Index is substantially changed, we may substitute a comparable index subject to the approval of the Interstate Insurance Product Regulation Commission. We will send you a notice in writing or any other acceptable method of notification before any such substitution is made. Upon substitution of an Index, we will calculate your Index Performance on the existing Index up until the date of substitution and the new Index from the date of substitution to the end of the Term. A substitute Index will not change the Participation Rate, Cap Rate or Shield Rate for an existing Participation Rate Cap Rate Fee Shield Option.

PARTICIPATION RATE CAP RATE FEE SHIELD OPTION

The Participation Rate will never be less than the Minimum Guaranteed Participation Rate. A Participation Rate Cap Rate Fee Shield Option for each Term has:

•	a Cap Rate that is capped or uncapped when the Participation Rate equals the Minimum Guaranteed Participation Rate; or

•	a Cap Rate that is uncapped when the Participation Rate is greater than the Minimum Guaranteed Participation Rate.

For any Participation Rate Cap Rate Fee Shield Option, the Investment Amount on the Term End Date is calculated as follows:

Step 1 – Determine Index Performance

Index Performance =	(Index Value on the Term End Date – Index Value on the Term Start Date)
Index Value on the Term Start Date

Step 2 – Determine Performance Rate

If the Index Performance at the Term End Date is:	The Performance Rate at the Term End Date will be:

Positive, the Cap Rate is uncapped	Positive, equal to the Index Performance multiplied by the Participation Rate

Positive, the Cap Rate is capped	Positive, equal to the Index Performance multiplied by the Participation Rate, and up to the Cap Rate

Zero or negative up to and including the Shield Rate (as a negative value)	Zero

Negative by more than the Shield Rate (as a negative value)	Negative, equal to the Index Performance plus the Shield Rate

Step 3 – Determine Investment Amount on the Term End Date

Investment Amount on the Term End Date =	Investment Amount at the end of the prior Business Day x (1 + Performance Rate)

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INTERIM VALUE

The Interim Value for each Participation Rate Cap Rate Fee Shield Option is the value calculated on any Business Day other than the Term Start Date and the Term End Date. The Interim Value is the amount that is available for withdrawals, the death benefit during the Accumulation Period, and/or annuitization after the Term Start Date and prior to the Term End Date.

The Interim Value for the Participation Rate Cap Rate Fee Shield Option is equal to the sum of (1) and (2), where:

1)	Is the market value of the Fixed Income Asset Proxy on the Business Day the Interim Value is calculated. It is determined as (A – B) multiplied by [(1 + C) divided by (1 + D)]E, where:

A.	Is the Investment Amount on the Business Day the Interim Value is calculated;
B.	Is the market value of the Derivative Asset Proxy under initial market conditions, with straight-line amortization to the end of the Term;
C.	Is the Market Value Rate on the Term Start Date;
D.	Is the Market Value Rate on the Business Day the Interim Value is calculated; and
E.	Is the total days remaining in the Term divided by 365.

2)	Is the current market value of the Derivative Asset Proxy.

The Fixed Income Asset Proxy is meant to represent the market value of the fixed income assets supporting the Participation Rate Cap Rate Fee Shield Option.

A market value adjustment applies to the straight-line amortization of the Fixed Income Asset Proxy to address any changes in interest rates, represented by the Market Value Rate, from the Term Start Date to the Business Day the Interim Value is calculated.

The market value adjustment will apply on a uniform basis for a class of contract owners allocated to the same Shield Option and will be administered in a uniform and non-discriminatory manner.

The Market Value Rate is the Constant Maturity Treasury (CMT) rate with a maturity equal to that of the Term. If a maturity of the CMT rate is not available that equals the Term, then the Market Value Rate will be linearly interpolated between the two closest available CMT maturities.

If the CMT rate is no longer published or is discontinued, or we determine that our use of this rate should be discontinued, or if the calculation of this rate is substantially changed, we may substitute another suitable method for determining the Market Value Rate.

The Derivative Asset Proxy is meant to represent the replicating portfolio of options designated by us and is used to estimate the market value of the possibility of gain or loss on the Term End Date. The value may be positive or negative. The value of the derivative options within the replicating portfolio are determined using the standard Black-Scholes method, adjusted for reasonably expected trading costs. For a Participation Rate Cap Rate Fee Shield Option, the replicating portfolio of options = (Participation Rate X (at-the-money call)) – (out-of-the-money call) – (out-of-the-money put).

The at-the-money call and out-of-the-money call are designed to value the potential for a positive Performance Rate subject to any applicable Participation Rate or Cap Rate. The out-of-the-money put is designed to value the potential for negative Index Performance in excess of the applicable Shield Rate for the Participation Rate Cap Rate Fee Shield Option.

SHIELD OPTION FEE

The Shield Option Fee shown in the Shield Options Available above will not change for the life of the Contract.

During the Term, the Shield Option Fee is calculated and deducted as of the close of the Business Day on each Contract Anniversary by multiplying the Shield Option Fee by the Interim Value from the Participation Rate Cap Rate Fee Shield Option. The Shield Option Fee is deducted from the Interim Value of the Participation Rate Cap Rate Fee Shield Option as of the close of the Business Day before (1) any full or partial withdrawal, including any Withdrawal Charges on that date; (2) charges and fees on the Contract, including any rider or endorsement charges and fees, if any; and (3) Premium and Other Taxes.

On the Term End Date, the Performance Rate will be applied before the Shield Option Fee is calculated and deducted from the Investment Amount of the Participation Rate Cap Rate Fee Shield Option.

The Shield Option Fee may apply for full withdrawals, partial withdrawals, annuitization or the payment of the death benefit during the Accumulation Period as described below.

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Shield Option Fee upon a Full Withdrawal, Annuitization or Payment of the Death Benefit

Generally, the Shield Option Fee is deducted from the Investment Amount on the Term End Date. However, where amounts are withdrawn from a Participation Rate Cap Rate Fee Shield Option due to a full withdrawal, annuitization or payment of the death benefit on any date other than the Term End Date or during the Transfer Period, the Shield Option Fee will be deducted instead as of the close of the Business Day upon a full withdrawal, annuitization or the payment of the death benefit during the Accumulation Period. For this purpose, the Shield Option Fee is calculated by multiplying the Shield Option Fee by the Interim Value from the Participation Rate Cap Rate Fee Shield Option as of the close of the Business Day of the full withdrawal, annuitization or the payment of the death benefit during the Accumulation Period. The Shield Option Fee is deducted from the Interim Value of the Participation Rate Cap Rate Fee Shield Option as of the close of the Business Day before (1) any full withdrawal, annuitization or payment of the death benefit during the Accumulation Period, including any Withdrawal Charges on that date; (2) charges and fees on the Contract, including any rider or endorsement charges and fees, if any; and (3) Premium and Other Taxes.

Shield Option Fee upon a Partial Withdrawal

Generally, the Shield Option Fee is deducted from the Investment Amount on the Term End Date. However, where amounts are withdrawn from a Participation Rate Cap Rate Fee Shield Option due to a partial withdrawal on any date other than the Term End Date or during the Transfer Period, the Shield Option Fee will be deducted instead as of the close of the Business Day on the date of a partial withdrawal from a Participation Rate Cap Rate Fee Shield Option. For this purpose, the Shield Option Fee is calculated by multiplying the Shield Option Fee by the partial withdrawal amount from the Participation Rate Cap Rate Fee Shield Option. The total amount withdrawn from a Participation Rate Cap Rate Fee Shield Option will be equal to the partial withdrawal amount plus the Shield Option Fee. The Shield Option Fee is deducted from the Interim Value of the Participation Rate Cap Rate Fee Shield Option as of the close of the Business Day before (1) any partial withdrawal, including any Withdrawal Charges on that date; (2) charges and fees on the Contract, including any rider or endorsement charges and fees, if any; and (3) Premium and Other Taxes.

PERFORMANCE LOCK

Performance Lock provides the option to lock in the Interim Value for Participation Rate Cap Rate Fee Shield Options.

Performance Lock

On any Business Day, excluding a Term End Date, between the Term Start Date and the Term End Date, you may request to lock the Interim Value of any unlocked Participation Rate Cap Rate Fee Shield Option. We will lock the Interim Value at the end of the Business Day we receive your Notice of election. If you exercise a Performance Lock, you may receive less than what you would have received as a Performance Rate on the Term End Date, and you may receive less than the full protection of the applicable Shield Rate.

You can request a Performance Lock of the current Interim Value for a Participation Rate Cap Rate Fee Shield Option once per Term.

A locked Interim Value for a Participation Rate Cap Rate Fee Shield Option is irrevocable for the remainder of that Term.

Once an Interim Value for a Participation Rate Cap Rate Fee Shield Option has been locked:

•	It will not receive a Performance Rate on the Term End Date; and

•	The Interim Value will not change for the remainder of the Term, unless it is reduced for Withdrawals (including any corresponding Withdrawal Charges), and any fees and charges.

On any Contract Anniversary that occurs on or after the Performance Lock has been processed, you may transfer the locked Interim Value of a Participation Rate Cap Rate Fee Shield Option to any available Shield Option, even if the locked Participation Rate Cap Rate Fee Shield Option has not reached a Term End Date. The locked Interim Value (reduced by the Shield Option Fee, if applicable) will become the starting value for the new Allocation Option(s). The Interim Value will no longer be locked if you elect to transfer into a different Shield Option. If you have not provided new transfer instructions, and your locked Interim Value for a Participation Rate Cap Rate Fee Shield Option has not reached the Term End Date, you will remain in the current Participation Rate Cap Rate Fee Shield Option with the locked Interim Value.

On the Term End Date, the Investment Amount is equal to the locked Interim Value, and the Investment Amount will automatically renew into the same Shield Option unless you elect to transfer into a different Shield Option during the Transfer Period

Shield Option Fee After Performance Lock

If the Interim Value of a Participation Rate Cap Rate Fee Shield Option has been locked, the Shield Option Fee is

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calculated and deducted as of the close of the Business Day on each Contract Anniversary by multiplying the Shield Option Fee by the locked Interim Value. The Shield Option Fee is deducted from the locked Interim Value of the Participation Rate Cap Rate Fee Shield Option as of the close of the Business Day before (1) any full or partial withdrawal, including any Withdrawal Charges on that date; (2) charges and fees on the Contract, including any rider or endorsement charges and fees on that date, if any; and (3) Premium and Other Taxes on that date.

Prior to the Term End Date, if you elect to transfer the locked Interim Value into a new Shield Option, the Shield Option Fee will be deducted as of the close of the Business Day from the Participation Rate Cap Rate Fee Shield Option prior to the transfer. After the transfer, the Shield Option Fee will not be deducted for the previously locked Participation Rate Cap Rate Fee Shield Option. A Shield Option Fee will apply on the next Contract Anniversary, however, if you transfer to any Participation Rate Cap Rate Fee Shield Option.

On the Term End Date, the Investment Amount is equal to the locked Interim Value adjusted for any Shield Option Fee, and the Investment Amount will automatically renew into the same Shield Option unless you elect to transfer into a different Shield Option during the Transfer Period.

Shield Option Fee After Performance Lock upon a Full Withdrawal, Annuitization or Payment of the Death Benefit

Generally, the Shield Option Fee is deducted from the Investment Amount on the Term End Date. However, where amounts are withdrawn from a locked Participation Rate Cap Rate Fee Shield Option due to a full withdrawal, annuitization or payment of the death benefit on any date other than the Term End Date or during the Transfer Period, the Shield Option Fee will be deducted instead as of the close of the Business Day upon a full withdrawal, annuitization or for the payment of the death benefit during the Accumulation Period. For this purpose, the Shield Option Fee is calculated by multiplying the Shield Option Fee by the locked Interim Value from the Participation Rate Cap Rate Fee Shield Option as of the close of the Business Day of the full withdrawal, annuitization or the payment of the death benefit during the Accumulation Period. The Shield Option Fee is deducted from the locked Interim Value of the Participation Rate Cap Rate Fee Shield Option as of the close of the Business Day before (1) any full withdrawal, annuitization or payment of the death benefit during the Accumulation Period, including any Withdrawal Charges on that date; (2) charges and fees on the Contract, including any rider or endorsement charges and fees, if any; and (3) Premium and Other Taxes on that date.

Shield Option Fee After Performance Lock upon a Partial Withdrawal

Generally, the Shield Option Fee is deducted from the Investment Amount on the Term End Date. However, where amounts are withdrawn from a locked Participation Rate Cap Rate Fee Shield Option due to a partial withdrawal on any date other than the Term End Date or during the Transfer Period, the Shield Option Fee will be deducted instead as of the close of the Business Day on the date of a partial withdrawal from a locked Participation Rate Cap Rate Fee Shield Option. For this purpose, the Shield Option Fee is calculated by multiplying the Shield Option Fee by the partial withdrawal amount from the locked Participation Rate Cap Rate Fee Shield Option. The total amount withdrawn from a locked Participation Rate Cap Rate Fee Shield Option will be equal to the partial withdrawal amount plus the Shield Option Fee. The Shield Option Fee is deducted from the locked Interim Value of the Participation Rate Cap Rate Fee Shield Option as of the close of the Business Day before (1) any partial withdrawal, including any Withdrawal Charges on that date; (2) charges and fees on the Contract, including any rider or endorsement charges and fees, if any; and (3) Premium and Other Taxes on that date.

Signed for the Company.

  Secretary

ICC25-5-4-PAR-CAP-1	5	PL

1The S&P 500® is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”) and has been licensed for use by Brighthouse Financial, Inc. S&P®, S&P 500®, US 500, The 500, iBoxx®, iTraxx® and CDX® are trademarks of S&P Global, Inc. or its affiliates (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Brighthouse Financial, Inc. It is not possible to invest directly in an index. Brighthouse Financial products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Brighthouse Financial products or any member of the public regarding the advisability of investing in securities generally or in Brighthouse Financial products particularly or the ability of the S&P 500® to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to Brighthouse Financial, Inc. with respect to the S&P 500® is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500® is determined, composed and calculated by S&P Dow Jones Indices without regard to Brighthouse Financial, Inc. or the Brighthouse Financial products. S&P Dow Jones Indices have no obligation to take the needs of Brighthouse Financial or the owners of Brighthouse Financial products into consideration in determining, composing or calculating the S&P 500®. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of Brighthouse Financial products. There is no assurance that investment products based on the S&P 500® will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment adviser, commodity trading advisory, commodity pool operator, broker dealer, fiduciary, promoter” (as defined in the Investment Company Act of 1940, as amended), “expert” as enumerated within 15 U.S.C. § 77k(a) or tax advisor. Inclusion of a security, commodity, crypto currency or other asset within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, commodity, crypto currency or other asset, nor is it considered to be investment advice or commodity trading advice.

NEITHER S&P DOW JONES INDICES NOR THIRD PARTY LICENSOR GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500® OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY BRIGHTHOUSE FINANCIAL, OWNERS OF THE BRIGHTHOUSE FINANCIAL PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. S&P DOW JONES INDICES HAS NOT REVIEWED, PREPARED AND/OR CERTIFIED ANY PORTION OF, NOR DOES S&P DOW JONES INDICES HAVE ANY CONTROL OVER, THE LICENSEE PRODUCT REGISTRATION STATEMENT, PROSPECTUS OR OTHER OFFERING MATERIALS. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND BRIGHTHOUSE FINANCIAL, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

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2This annuity product is not sponsored, endorsed, sold or promoted by Frank Russell Company (“Russell”). Russell makes no representation or warranty, express or implied, to the owners of this annuity product or any member of the public regarding the advisability of investing in securities generally or in this annuity product particularly or the ability of the Russell 2000® Index to track general stock market performance or a segment of the same. Russell’s publication of the Russell 2000® Index in no way suggests or implies an opinion by Russell as to the advisability of investment in any or all of the securities upon which the Russell 2000® Index is based. Russell’s only relationship to affiliates of Brighthouse Financial, Inc. including Brighthouse Services, LLC and Brighthouse Life Insurance Company (collectively, “Brighthouse Financial”) is the licensing of certain trademarks and trade names of Russell and of the Russell 2000® Index which is determined, composed and calculated by Russell without regard to Brighthouse Financial or this annuity product. Russell is not responsible for and has not reviewed this annuity product nor any associated literature or publications and Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000® Index. Russell has no obligation or liability in connection with the administration, marketing or trading of this annuity product.

RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BRIGHTHOUSE FINANCIAL, INVESTORS, OWNERS OF THIS ANNUITY PRODUCT OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

ICC25-5-4-PAR-CAP-1	7	PL

3THIS ANNUITY PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY AFFILIATES OF BRIGHTHOUSE FINANCIAL, INC. INCLUDING BRIGHTHOUSE SERVICES, LLC AND BRIGHTHOUSE LIFE INSURANCE COMPANY (COLLECTIVELY, “BRIGHTHOUSE FINANCIAL”). NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS ANNUITY PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS ANNUITY PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS ANNUITY PRODUCT OR THE ISSUER OR OWNERS OF THIS ANNUITY PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS ANNUITY PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS ANNUITY PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS ANNUITY PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS ANNUITY PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS ANNUITY PRODUCT.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THIS ANNUITY PRODUCT, OWNERS OF THIS ANNUITY PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of this annuity product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this security without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

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4The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, Inc. with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. The Corporations’ only relationship to Brighthouse Financial, Inc. (“Licensee”) is in the licensing of the Nasdaq-100 Index®, and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by Nasdaq® without regard to Licensee or the Product(s). Nasdaq® has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

ICC25-5-4-PAR-CAP-1	9	PL